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                       CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated September 17, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust, Strategic Small-Cap Portfolio 99-1 (Registration Statement No. 333-83817), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.



/s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP

September 17, 1999
New York, New York